Exhibit 99.1

News

For Immediate Release

Investor Contact:

Billy Newman

VP, Finance

703.653.2223

wnewman@orcc.com

ONLINE RESOURCES POSTS SECOND QUARTER 2012 RESULTS

Revenue and Earnings Beat Expectations

Chantilly, Va., August 2, 2012 – Online Resources Corporation (NASDAQ: ORCC), a leading provider of digital financial services, today reported its financial and operating results for the three months ended June 30, 2012.

•	Revenue was $40.4 million, compared to $38.3 million in the second quarter of 2011.

•	Net loss available to common stockholders was $0.8 million, or $0.03 per share, compared to a net loss of $2.3 million, or $0.07 per share, in the second quarter of 2011.

•	Ebitda, a non-GAAP measure, was $6.8 million, compared to $3.9 million in the second quarter of 2011.

•	Adjusted Ebitda, a non-GAAP measure that adjusts Ebitda for equity compensation expense and other expenses, was $8.5 million, compared to $6.8 million in the second quarter of 2011.

•	Core net income, a non-GAAP measure, was $2.0 million, or $0.06 per diluted share, compared to $1.1 million, or $0.03 per diluted share, in the second quarter of 2011.

“As is typical between the first and second quarters, revenue and earnings were down sequentially,” said Joseph L. Cowan, president and chief executive officer of Online Resources. “However, both revenue and earnings were higher than our expectations owing to higher biller transactions and professional services revenue. Additionally, costs were lower due it taking longer than anticipated to fill several new positions as part of our investment plans.”

Cowan continued, “As a result of our stronger than expected performance through the first half of 2012, I now believe that our financial performance for the full year will be slightly better than what we have previously disclosed. That being said, we still anticipate incurring material increased costs over the next two quarters as we continue to make growth investments. These investments will likely result in lower earnings in the second half of 2012 when compared to the first half of the year, but should drive increased revenue and earnings growth in late 2013 and beyond.”

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Outlook for Third Quarter 2012

Online Resources provided the following guidance for the third quarter of 2012. These statements are forward-looking, and actual results may differ materially.

•	Revenue for the quarter is expected to be between $37.9 and $39.9 million.

•	Ebitda[1,2] for the quarter is expected to be between $4.6 and $6.1 million

•	Adjusted Ebitda[1,2],5 for the quarter is expected to be between $5.8 and $7.1 million.

•	Core net income[1,3,4,5],6 is expected to be between $0.01 and $0.03 per share.

(1)	The Company uses non-GAAP (Generally Accepted Accounting Principles) financial measures, including Ebitda, adjusted Ebitda and core net income, to evaluate performance and establish goals. It believes that these measures are valuable to investors in assessing the Company’s operating results when viewed in conjunction with GAAP results.
(2)	Ebitda is defined as net income available to common stockholders before preferred stock accretion, interest, taxes, depreciation and amortization expense. Adjusted Ebitda is defined as net income available to common stockholders before preferred stock accretion, interest, taxes, depreciation and amortization, equity compensation expense, reserve for potential legal liability, strategic alternatives process costs, transition costs (including severance, retention, advisory and ORCC India start up costs) and other income (expense). Some or all of these items may not be applicable in any given reporting period.
(3)	Core net income is defined as net income available to common stockholders before, on a pre-tax basis unless otherwise noted, the amortization of acquisition-related intangible assets, equity compensation expense, income tax benefit or expense from the change in valuation allowance, income (costs) related to the fair market valuation of certain derivatives and mark-to-market investments, preferred stock accretion related to the redemption premium, reserve for potential legal liability, net of tax, strategic alternatives process costs, net of tax, transition costs (including severance, retention, advisory and ORCC India start up costs), net of tax, and all other non-recurring charges. Some or all of these items may not be applicable in any given reporting period.
(4)	Excludes estimates for amortization of acquisition-related intangible assets of $0.6 million, equity compensation expense of $0.8 million and preferred stock accretion related to the redemption premium of $0.4 million.
(5)	Adjusted Ebitda and core net income exclude $0.2 million in transition costs. These costs are tax-effected in the calculation of core net income.
(6)	Core net income per share calculated using estimated shares outstanding of 33.1 million.

Conference Call and Web Cast

The Company’s management will host a conference call to discuss the results at 5:00 p.m. EDT today. The conference call dial-in number is (877) 303-6496 for domestic participants and (707) 287-9318 for international participants. Alternatively, a live web cast of the conference call will be available through the “Investors” section of Online Resources’ web site at www.orcc.com. The conference call and web cast will be recorded and available for playback from 8:00 p.m. EDT on August 2nd until midnight on Thursday, August 9th. For the conference call playback, dial (855) 859-2056 for domestic participants and (404) 537-3406 for international participants and enter code 14456419. For web cast replay, go to the “Investors” section of www.orcc.com.

About Online Resources Corporation

Online Resources Corporation (NASDAQ: ORCC) powers financial interactions between millions of consumers and the company’s financial institution and biller clients. Backed by its proprietary payments gateway that links banks directly with billers, the company provides web and phone-based financial services, electronic payments and marketing services to drive consumer adoption. Founded in 1989, Online Resources is the largest financial technology provider dedicated to the online channel. For more information, visit www.orcc.com.

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This release provided by Online Resources Corporation (also referred to herein as “we” or “our”) contains forward-looking statements that involve risks and uncertainties. Forward-looking statements convey current expectations or forecasts of future events for Online Resources Corporation and its consolidated subsidiaries. All statements contained in this release, other than statements of historical fact, including statements regarding our future financial performance and financial position, business strategy and plans, and our objectives for future operations, are forward-looking. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could”, “should,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “forecast”, “potential,” “continue,” the negative of these terms or other comparable terminology. These statements are only predictions. Although we currently believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Moreover, we operate in a highly competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause results to differ materially and/or adversely from those contained in any forward-looking statements we may make. In evaluating these statements, and for a more detailed description of the factors that could cause such a difference, please refer to Online Resources Corporation’s filings with the Securities and Exchange Commission, including (but not limited to) the information provided under the heading “Risk Factors” in our Annual Report on Form 10-K filed on March 14, 2012, and our subsequent Form 10-Q filings. Online Resources Corporation assumes no responsibility for the accuracy and/or completeness of any forward-looking statements, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

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Online Resources Corporation

Quarterly Operating Data

(In millions, Unaudited)

	3Q10	4Q10	1Q11	2Q11	3Q11	4Q11	1Q12	2Q12
BANKING SERVICES
Payment Services - Full Service
Revenue	$8.4	$8.2	$8.4	$8.1	$7.8	$7.9	$7.8	$7.6
Bill Payment Transactions	10.8	11.1	11.6	11.3	11.3	11.4	11.5	11.4

Payment Services - Remittance
Revenue	$6.8	$6.5	$5.9	$5.6	$5.5	$5.1	$5.3	$4.8
Bill Payment Transactions - LCR	6.6	6.3	6.6	6.7	6.0	6.0	6.1	6.0
Bill Payment Transactions - Non LCR	20.5	20.5	19.8	19.3	19.4	19.0	19.8	19.3

Other Revenue	$7.0	$7.7	$6.8	$7.2	$6.9	$7.2	$6.7	$6.3

EBPP SERVICES
Payment Services - User Paid
Revenue	$3.9	$3.9	$4.7	$4.5	$4.7	$4.7	$5.8	$5.4
Bill Payment Transactions	1.4	1.4	1.6	1.6	1.7	1.7	1.9	1.6

Payment Services - Biller Paid
Revenue	$8.5	$8.8	$10.8	$10.0	$10.1	$10.1	$12.0	$11.6
Bill Payment Transactions	16.6	17.9	20.5	19.6	20.5	21.0	22.8	23.2

Other Revenue	$2.0	$2.6	$2.7	$3.1	$3.4	$3.7	$3.7	$4.7

Online Resources Corporation

Consolidated Statements of Operations

(In thousands, except per share data)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Revenues:
Account presentation services	$2,910	$2,721	$5,804	$5,460
Payment services	29,407	28,074	60,278	57,866
Relationship management services	1,521	1,717	3,060	3,531
Professional services and other	6,585	5,817	12,572	10,750

Total revenues	40,423	38,329	81,714	77,607

Expenses:
Cost of revenues	20,340	20,951	40,670	42,766

Gross profit	20,083	17,378	41,044	34,841

General and administrative	9,160	9,663	17,813	19,161
Reserve for potential legal liability	—	—	—	7,700
Selling and marketing	4,729	5,302	9,673	10,404
Systems and development	2,774	2,700	5,379	5,346

Total expenses	16,663	17,665	32,865	42,611

Income (loss) from operations	3,420	(287)	8,179	(7,770)

Other income (expense)
Interest income	25	25	49	57
Interest expense	(431)	185	(798)	(70)
Other income (expense)	(25)	—	(27)	—

Total other income (expense)	(431)	210	(776)	(13)

Income (loss) before tax provision (benefit)	2,989	(77)	7,403	(7,783)
Income tax provision (benefit)	1,270	(201)	3,069	(3,155)

Net income (loss)	1,719	124	4,334	(4,628)
Preferred stock accretion	2,551	2,463	5,081	4,888

Net loss available to common stockholders	$(832)	$(2,339)	$(747)	$(9,516)

Net loss available to common stockholders per share:
Basic	$(0.03)	$(0.07)	$(0.02)	$(0.30)
Diluted	$(0.03)	$(0.07)	$(0.02)	$(0.30)

Shares used in calculation of net loss available to common stockholders per share:
Basic	32,481	31,820	32,405	31,705
Diluted	32,481	31,820	32,405	31,705

Online Resources Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	JUNE 30,	DECEMBER 31,
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$34,200	$31,290
Accounts receivable, net	19,496	17,596
Deferred tax asset, current portion	2,189	2,189
Prepaid expenses and other current assets	6,244	5,751

Total current assets	62,129	56,826

Property and equipment, net	19,078	20,987
Deferred tax asset, less current portion	23,949	26,713
Goodwill	181,516	181,516
Intangible assets	7,096	9,288
Deferred implementation costs, less current portion, and other assets	9,138	9,042

Total assets	$302,906	$304,372

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,749	$1,251
Accrued expenses	14,774	17,566
Notes payable, senior secured debt, current portion	15,250	12,750
Deferred revenues, current portion, and other current liabilities	9,167	8,412

Total current liabilities	40,940	39,979

Notes payable, senior secured debt, less current portion	—	7,500
Deferred revenues, less current portion, and other long-term liabilities	4,296	4,979

Total liabilities	45,236	52,458

Redeemable convertible preferred stock	125,176	120,095

Stockholders’ equity	132,494	131,819

Total liabilities and stockholders’ equity	$302,906	$304,372

Online Resources Corporation

Condensed Consolidated Statements of Cash Flows

(In thousands)

	SIX MONTHS ENDED JUNE 30,
	2012	2011
	(Unaudited)

Operating activities
Net income (loss)	$4,334	$(4,628)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred tax expense (benefit)	2,764	(3,223)
Depreciation and amortization	6,911	8,455
Equity compensation expense	1,424	1,200
Amortization of debt issuance costs	313	106
Loss on disposal of assets	326	—
Provision for losses on accounts receivable	110	56
Change in fair value of theoretical swap derivative	(209)	(518)
Reserve for potential legal liability	—	7,700
Changes in certain other assets and liabilities	(4,916)	(589)

Net cash provided by operating activities	11,057	8,559
Investing activities
Purchases of property and equipment	(3,121)	(3,855)

Net cash used in investing activities	(3,121)	(3,855)
Financing activities
Net proceeds from issuance of common stock	(26)	569
Repayment of 2007 notes	(5,000)	(10,000)
Repayment of capital lease obligations	—	(67)

Net cash used in financing activities	(5,026)	(9,498)

Net increase (decrease) in cash and cash equivalents	2,911	(4,794)
Impact of foreign currency	(1)	—
Cash and cash equivalents at beginning of year	31,290	29,127

Cash and cash equivalents at end of period	$34,200	$24,333

Online Resources Corporation

Reconciliation of Non-GAAP Measures

(In thousands, except per share data)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Reconciliation of ebitda (See Note 1):
Net income (loss)	$1,719	$124	$4,334	$(4,628)
Depreciation and amortization (incl. loss on disposal of assets)	3,396	4,160	7,237	8,455
Interest expense, net	406	(210)	749	13
Income tax provision (benefit)	1,270	(201)	3,069	(3,155)

Ebitda (See Note 1)	$6,791	$3,873	$15,389	$685

Reconciliation of adjusted ebitda (See Note 2):
Net income (loss)	$1,719	$124	$4,334	$(4,628)
Depreciation and amortization (incl. loss on disposal of assets)	3,396	4,160	7,237	8,455
Equity compensation expense	770	583	1,424	1,200
Reserve for potential legal liability	—	—	—	7,700
Strategic alternatives process costs	—	—	—	874
Transition costs	888	2,348	2,450	2,348
Other (income) expense	431	(210)	776	13
Income tax provision (benefit)	1,270	(201)	3,069	(3,155)

Adjusted Ebitda (See Note 2)	$8,475	$6,804	$19,290	$12,807

Reconciliation of core net income (See Note 3):
Net loss available to common stockholders	$(832)	$(2,339)	$(747)	$(9,516)
Preferred stock accretion related to redemption premium	421	413	840	823
Change in fair value of theoretical swap derivative	39	(466)	210	(518)
Reserve for potential legal liability, net of tax	—	—	—	4,751
Strategic alternatives process costs, net of tax	—	—	—	524
Transition costs, net of tax	511	1,550	1,434	1,409
Equity compensation expense	770	583	1,424	1,200
Amortization of intangible assets	1,103	1,316	2,206	2,632

Core net income (see Note 3)	$2,012	$1,057	$5,367	$1,305

Reconciliation of core net income per share:
Diluted net loss available to common stockholders	$(0.03)	$(0.07)	$(0.02)	$(0.30)
Preferred stock accretion related to redemption premium	0.01	0.01	0.03	0.03
Change in fair value of theoretical swap derivative	—	(0.01)	0.01	(0.02)
Reserve for potential legal liability, net of tax	—	—	—	0.15
Strategic alternatives process costs, net of tax	—	—	—	0.02
Transition costs, net of tax	0.02	0.05	0.04	0.04
Equity compensation expense	0.02	0.02	0.04	0.04
Amortization of intangible assets	0.03	0.04	0.07	0.08
Other, including impact of treasury method and rounding	0.01	(0.01)	(0.01)	—

Core net income per share	$0.06	$0.03	$0.16	$0.04

Notes:

1.	Ebitda is a non-GAAP measure we define as net income (loss) available to common stockholders before preferred stock accretion, interest, taxes, depreciation and amortization expense.
2.	Adjusted Ebitda is a non-GAAP measure we define as net income (loss) available to common stockholders before preferred stock accretion, interest, taxes, depreciation and amortization, equity compensation expense, reserve for potential legal liability, strategic alternatives process costs, transition costs (including severance, retention and ORCC India start up costs), restructuring costs and other expense. Some or all of these items may not be applicable in any given reporting period.
3.	Core net income is a non-GAAP measure we define as net income (loss) available to common stockholders before the amortization of acquisition-related intangible assets, equity compensation expense, income tax benefit or expense from the change in valuation allowance, income (costs) related to the fair market valuation of certain derivatives and mark to market investments, preferred stock accretion related to the redemption premium, reserve for legal liability, net of tax, strategic alternatives process costs (including severance, retention and ORCC India start up costs), net of tax, transition costs, net of tax, restructuring costs, net of tax, and all other non-recurring charges. Some or all of these items may not be applicable in any given reporting period.